Letter of Intent for Cooperation

Yantai Steel Pipe Co., Ltd. of Laiwu Iron&Steel Group
AND
General Steel Holdings Inc.

August 2008

1. General.

1.1 This letter of intent for cooperation is made between Yantai Steel Pipe Co., Ltd. of Laiwu Iron&Steel Group and General Steel Holdings Inc. by friendly negotiation on a basis of equity and common interest in accordance with the Regulations for the Implementation of the Law of the People’s Republic of China on Chinese-Foreign Equity Joint Ventures.

1.2 As a shareholder of Yantai Steel Pipe Co., Ltd., Laiwu Iron&Steel Group has given verbal approval for Yantai Steel Pipe Co., Ltd. looking for strategic investor. And General Steel Holdings Inc. has fully expressed its willingness to hold the stock in Yantai Steel Pipe Co., Ltd. in various forms.

2. Cooperation Parties.

2.1 The parties involved in the cooperation are presented as follows:
Party A: Yantai Steel Pipe Co., Ltd. of Laiwu Iron&Steel Group (Chinese). It participates in the negotiation representing its two shareholders: the Trade Union Committee of Yantai Steel Pipe Co., Ltd. of Laiwu Iron&Steel Group and Yantai Hengchang Investment Co., Ltd..
President: Xu Wei
Nationality: China
Note: Yantai Steel Pipe Co., Ltd. of Laiwu Iron&Steel Group was established and located in Yantai city, Shandong province, China.
Party B: General Steel Holdings Inc.,
President: Yu Zuosheng
Nationality: China
Note: General Steel Holdings Inc., a public company in the U.S., was established in the U.S..

2.2 Pursuant to the requirements hereof, Party A and Party B will be respectively called “Party A, or Party B”, or collectively called “Parties”.

2.3 Parties hereto shall announce and guarantee to each other that each party is legitimate to join this letter of intent, shall exercise the obligations hereunder, and the representatives mentioned above shall have been fully authorized to be on behalf of the investors to sign this letter of intent and other relevant documents.

3. Establishment of a Chinese-foreign joint venture.

3.1 Parties hereof agree that Party B purchases the stock held by Party A in Yantai Steel Pipe Co., Ltd. of Laiwu Iron&Steel Group, which, since then, will turn to be a Chinese-foreign joint venture (hereinafter referred to as “Joint Venture”) from an entire domestic business.

3.2 The investing parties of Joint Venture will be Yantai Steel Pipe Co., Ltd. of Laiwu Iron&Steel Group and General Steel Holdings Inc..

3.3 The legal registered location of the Joint Venture is Zhifutun Road No. 92, Zhifu District of Yantai city, Shandong province, China.
3.4 All the actions taken by the Joint Venture shall be in line with, and governed and protected by, laws, acts and regulations of the People’s Republic of China.

3.5 The organization form of the Joint Venture shall be a limited liability company. The registered amount of capital contributed by each Party shall comply with Article 5 hereof, and any operation of additional capital shall be in line with the relevant regulations of China.

The profit of the Joint Venture will be allocated according to the proportions of Parties’ registered capital contribution. And Laiwu Iron&Steel Group will have 20% of the rights and interests, and profits of the Joint Venture, and General Steel Holdings Inc. 80% of them. The liabilities each Party shall hold in the Joint Venture is only limited within the size of their registered capital shares in the Joint Venture.

4. Purposes, scope and scale of the cooperation.

4.1 Business objectives of the Joint Venture.
The Parties entering this letter of intent are on the common ground to enhance their cooperation on capital use and advanced technologies, explore the global market, upgrade products, improve economic efficiency, and realize double win.

4.2 Business scope of the Joint Venture.
Co-operating the existing businesses of Yantai Steel Pipe Co., Ltd. after Party B purchasing the stock held by the Trade Union Committee of Yantai Steel Pipe Co., Ltd. of Laiwu Iron&Steel Group and Yantai Hengchang Investment Co., Ltd.; improving production capability, upgrading products and exploring markets domestically and internationally by increasing capital and expanding stock pool in constructing new production lines for seamless pipe; exporting oil-pipe products.

4.3 Current tasks of Parties.
■ Party A:
--Communicate the idea of cooperating with Party B with the management and employees holding shares, and win over the majority, in order to push the cooperation into a success ASAP;
--Report it to Laiwu Iron&Steel Group in a formal manner and obtain written approval;
--Sort out and document the current fixed assets;
--Know about the policies on business combination from the local government;
--Prepare investment plan for new projects.

■ Party B:
--Report the matter to the Board of directors for a quick approval;
--Make preparation for audit;
--Carry out preparatory work on the feasibility report for new projects, and market research shall be highlighted;

--Raise adequate money for purchasing equity and for sequent new projects.

4.4 Production and operational capacities as follows:
-- The existing producing systems of Yantai Steel Pipe will be preserved by the Joint Venture;
--A new production line for hot rolling seamless pipe will be invested and built up.
--The final production capacity of the Joint Venture has been preliminarily designed to be 500,000~600,000 tons, with enough preserved spaces for development of potential second stage pipe processing units. (Note: it shall take into account the prospect of Baogang’s planned production capacity of 2 million tons, also the balance of products and specifications and the requirements of target markets.)
--Main products will cover selective products including oil pipe (tube), boiler pipe (tube), hydraulic pipe (tube) and those used in mechanical structure.

5. Registered capital and ownership interest.

5.1 The total investment for the Joint Venture will not be included until the completion of the matters as follows: (a) Parties have finished the relevant negotiations; (b) Parties have discussed the feasibility reports on the new projects; (c) the details concerning investment size and timetable have been decided; (d) the actual budget for the new projects has been recognized.

5.2 The cooperation between Party A and Party B will be realized by the solutions that Party B purchases the stock held by the employees and management and signs the relevant agreements with them respectively, and the shares held by Laiwu Iron&Steel Group will be preserved.

5.3 Basis and principles for pricing equity in aquisition
Party A holds registered capital totaling?83,868,200 Yuan, of which the Trade Union Committee of Yantai Steel Pipe Co., Ltd. of Laiwu Iron&Steel Group has?38,160,000Yuan, accounting for 45.5% of the total, Yantai Hengchang Investment Co., Ltd.?28,934,500Yuan, accounting for 34,5%, and Laiwu Iron&Steel Group?16,773,700Yuan, accounting for 20%. Party A shall provide Party B its financial statement ended by June 30th, 2008, which shows the assets value?1,105,920,000Yuan, liability?913,960,000Yuan, and wonership interests?191,960,000Yuan.

When the cooperation intention is formally acknowledged by both Party A and Party B, they will co-designate a qualified intermediary organization to conduct audit and evaluation on the assets and financial state of Party A on the base date settled by them together, and settle the purchasing price with consideration on the Joint Venture’s development potential and profitability.

5.4 Party B contributes monetary fund.

5.5 Ownership interest.
According to its amount of registered capital, Laiwu Iron&Steel Group Co.Ltd. has 20% of the ownership interest of the Joint Venture;
According to its amount of registered capital, General Steel Holdings Inc. has 80% of the ownership interest of the Joint Venture.

5.6 Investment scope.
--Phase I after the establishment of the Joint Venture, the first sum of investment will be used into the purchase of the equity held by the Trade Union Committee of Yantai Steel Pipe Co., Ltd. of Laiwu Iron&Steel Group and Yantai Hengchang Investment Co., Ltd..

The purchase hereof can be completed by cash or by stock replacement, in other words, the Party A’s stock held by its employees and management can be converted, according a rate, into the stock of Party B, which is negotiable stock traded at the New York Stock Exchange, the U.S..

--Phase II after the establishment of the Joint Venture, Parties shall continue capital injection by their share proportions (if a Party stops capital injection, its proportion of holding shares shall be reduced accordingly.), and the fund shall be used to build a 273 hot-rolling line.

The rate between RMB and Dollar shall be converted by the benchmark exchange rate announced by the Bank of China on the payment date.

6. Terms on business confidentiality.

6.1. Business secret.
Any information on technology or operation, publicly disclosed or undisclosed by a Party hereof, (including but not limited to product plan, sales plan, incentive policies, customers’ data, financial information, non-patent technologies, design, program, technological data, manufacturing skills, and information sources,) will constitute the Party’s business secrets.

6.2 Confidentiality.
Any Party hereof shall bear the obligation to keep the other Party’s any business secret disclosed in the letter of intent; at any time any Party shall not reveal the other Party’s business secret to any Third Party; with no a written approval, any Party hereof shall not disclose the other Party’s business secret to any Third Party. Any direct or undirect losses causing from any Party’s violation against the Article hereof shall be fully compensated.

6.3 Parties hereof still have obligations to keep the business secrets of the other Party after the termination of the agreement.

Party A: Yantai Steel Pipe Co., Ltd. of Laiwu Iron&Steel Group (Chinese).
Signature:
Date:

Party B: General Steel Holdings Inc.,
Signature:
Date: